                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
 [_] Preliminary Proxy Statement
 [_] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [x] Definitive Proxy Statement
 [_] Definitive Additional Materials
 [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           ACT TELECONFERENCING, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x] No fee required.
 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1) Title of each class of securities to which transaction applies:

     ...........................................................................
     2) Aggregate number of securities to which transaction applies:

     ...........................................................................

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ...........................................................................
     4) Proposed maximum aggregate value of transaction:

     ...........................................................................
     5) Total fee paid:

     ...........................................................................

 [_] Fee paid previously with preliminary materials.

 [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ...........................................................................
     2) Form, Schedule or Registration Statement No.:

     ...........................................................................
     3) Filing Party:

     ...........................................................................
     4) Date Filed:

     ...........................................................................

                           ACT TELECONFERENCING, INC.
                         1658 Cole Boulevard, Suite 130
                             Golden, Colorado 80401
                          303-235-9000 or 800-228-2554


                  PROXY STATEMENT AND NOTICE OF ANNUAL MEETING
                   First sent to shareholders on May 17, 1999


                              GENERAL INFORMATION

Time and place of meeting

     This proxy statement and notice of meeting is furnished in connection with the solicitation of proxies by the board of directors of ACT Teleconferencing, Inc., to be used at the annual meeting of shareholders, the annual meeting, to be held at 3:30 PM Mountain Daylight Time on Thursday, June 17, 1999, at the Denver Marriott West Hotel located at 1717 Denver West Boulevard, Golden, Colorado, 80401, United States, international telephone: +1-303-279-9100 and facsimile: +1-303-279-6196, for the purposes shown below. Our principal executive offices are located at 1658 Cole Boulevard, Suite 130, Golden, Colorado, USA 80401.

About This Proxy/Revocation of Proxy

     Our board of directors is soliciting this proxy. We will bear the cost of this solicitation and of conducting the meeting. The person giving this proxy has the power to revoke it by attending the meeting and voting his or her shares at that time.

Proposals for 2000 Annual Meeting of Shareholders

     We expect to hold our year 2000 annual meeting of shareholders on or about June 15, 2000. We must receive all proposals of shareholders intended to be presented at the 2000 annual meeting, for inclusion in our proxy statement relating to that meeting, no later than March 31, 1999.


                         ACTION TO BE TAKEN UNDER PROXY

     Shares will be voted as instructed in the accompanying proxy on each matter submitted to the vote of shareholders. If any duly executed proxy is returned without voting instructions, the persons named as proxies intend to vote all shares represented by the proxy as follows:

Proposal 1.  Election of directors

     Our articles of incorporation, and their amendments, set the maximum number of directors at nine with the exact number within limitation of nine to be determined from time to time by our board. Each class is elected for a term expiring at the annual meeting of shareholders in the third year after the election. Our board has established the size of the board at six members, three classes of two members each. Currently there are five members and one vacancy.

     In 1996, Carolyn R. Van Eeckhout and Donald L. Sturtevant were elected as Class III directors to serve a 3 year period expiring 1999. In 1997, James F. Seifert was elected as a Class II director for a 3 year term expiring 2000. Gerald D. Van Eeckhout and Ronald J. Bach were elected as Class I directors in 1998 to serve a 3-year term expiring 2001.

     Carolyn R. Van Eeckhout and Donald L. Sturtevant have been nominated for election as Class III directors to serve a 3-year term expiring in the year 2002. There is no nominee for the vacancy in the other Class II directorship. Management has no reason to believe that any nominee will not serve if elected. Discretionary authority is, however reserved to vote for a substitute, should any nominee be unable or unwilling to serve.

     Our board of directors recommends a vote for Carolyn R. Van Eeckhout and for Donald L. Sturtevant to serve as Class III directors.

Proposal 2.  Approval of selection of auditors

     Upon recommendation of our audit committee, our board has selected Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 1999. That firm has acted as our independent auditors for three (3) years and the board considers it highly qualified. Our board of directors wishes to submit the selection of Ernst & Young LLP for shareholders' approval at the meeting. If the shareholders do not give approval, the board will reconsider its selection.

     A representative from Ernst & Young LLP is expected to be available at the annual shareholders meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

Matters not required to be submitted

     Our board may consider other appropriate matters that come to the attention of the board between the time of preparation of this proxy statement and the date of the annual meeting. Our board does not anticipate that any of these matters will arise.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     Our board of directors has fixed the close of business on May 6, 1999 as the record date for the determination of shareholders entitled to notice of and entitled to vote at the annual meeting. As of that date there were 4,437,646 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote at the annual meeting.

     The following table sets forth, as of April 6, 1998, information with respect to the beneficial ownership of our common stock by:

     . each person who, to our knowledge, owned more than five percent of our common stock,
     . each director or nominee for director, . each executive officer, and
     .  all directors and executive officers as a group.

Unless otherwise noted, shares are under the sole voting and investment power of the indicated person.

               name and address of                    amount and nature of            percent of
                beneficial owner                     beneficial ownership/(1)/    outstanding shares
                ----------------                     -----------------------      ------------------
Gerald D. and Carolyn R. Van Eeckhout/(2)//(3)/
/(4)//(9)/.......................................             648,583                    14.6%

James F. and Nancy Seifert/(6)/..................             261,200                     5.9%

Ronald J. Bach/(2)//(7)//(9)/....................              77,750                     1.8%

Donald L. Sturtevant/(8)/........................              27,300                     0.6%

Gene Warren/(2)/.................................              38,732                     0.9%

David Holden/(2)/................................              23,625                     0.5%

Gavin J. Thomson/(2)/............................              38,395                     0.9%

Charles T. Stout/(2)//(5)/.......................              47,255                     1.1%

All directors and executive officers as a group..           1,162,840                    26.2%

/(1)/Beneficial ownership is determined under the rules of the Securities and Exchange Commission, and includes general voting power and/or investment power with respect to securities. Shares of common stock under options or warrants that are currently exercisable or exercisable within 60 days from May 6, 1999, are deemed outstanding for purposes of computing the percentage of the person holding the options or warrants but are not deemed outstanding for purposes of computing the percentage of any other person.

/(2)/Unless otherwise noted the address of each director and executive officer of the Company is 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401.

/(3)/Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife.

/(4)/Includes 51,000 shares held directly by Gerald D. Van Eeckhout, 506,583 shares held directly by Carolyn R. Van Eeckhout, 16,000 shares held jointly by Gerald D. and Carolyn R. Van Eeckhout, and 75,000 share options currently exercisable by Mr. Van Eeckhout, but excludes 15,000 shares held non-beneficially by a partnership in which Mrs. Van Eeckhout is a managing partner.

/(5)/Includes 17,500 shares issuable upon exercise of currently exercisable options.

/(6)/Includes 125,000 shares held of record by the Nancy L. Seifert Management Trust and 93,000 shares held of record by the James L. Seifert Management Trust, for which trusts Mr. Seifert and Mrs. Seifert are the co-trustees. Also includes 10,950 shares owned directly by Mr. Seifert and 14,250 shares issuable upon exercise of currently exercisable options held by Mr. Seifert and 18,000 warrants held by Mr. Seifert. Mr. and Mrs. Seifert are husband and wife. Their address is 300 Law Building, Cedar Rapids, Iowa 52401.

/(7)/Includes 44,250 shares issuable upon exercise of currently exercisable stock options for Mr. Bach.

/(8)/Includes 23,300 of currently exercisable options. Mr. Sturtevant's address is 3693 E. Oak Creek Dr., Vadnais Heights, Minnesota 55127.

/(9)/Excludes 15,060 shares owned by RLD Enterprises, Inc., RLD, which serve as collateral on a loan to RLD from an investment group headed by Mr. Bach. Mr. Van Eeckhout and Mr. Bach each own less than 10% of the outstanding common stock of RLD and Mr. Van Eeckhout is one of RLD's four directors. Messrs. Bach and Van Eeckhout disclaim any control over or beneficial interest in said 15,060 shares.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors
Our executive officers and directors since the beginning of the last fiscal year are as follows:

name                           age*  position
--------------------------     ----  ---------------------------------------------------------------------
Gerald D. Van Eeckhout           58  chairman of the board of directors, chief executive officer
James F. Seifert                 71  director
Ronald J. Bach                   65  director
Donald L. Sturtevant             61  director
Carolyn R. Van Eeckhout          61  director; vice president, ACT Teleconferencing Services, Inc.
Gavin J. Thomson                 41  vice president, ACT Teleconferencing, Inc., chief financial and planning officer, treasurer, secretary
Gene Warren                      47  managing director, ACT Teleconferencing Services, Inc.
David Holden                     38  managing director, ACT Teleconferencing Limited
Charles T. Stout                 52  vice president Global Business Development, assistant secretary and assistant treasurer

* Age is as of May 6, 1999

          Gerald D. Van Eeckhout, one of our founders, has been chairman of our
          ----------------------
board of directors and chief executive officer since our formation in 1989. From 1982 to 1989, Mr. Van Eeckhout was president, chief executive officer, and a director of ConferTech International, Inc., a teleconferencing services and manufacturing company. Before 1982 he served seven years as chief financial and administrative officer of Medtronic, Inc., five years as chief financial and planning officer at Pillsbury International and eight years as a CPA with Touche Ross & Co., based in Minneapolis, Minnesota. He received a bachelor of science degree from the University of North Dakota in 1962, is a certified public accountant and completed the Stanford Executive Program in 1976. He has also been a national director of the American Electronic Association and President of the University of North Dakota Foundation. Mr. Van Eeckhout is a director of RLD Enterprises, Inc., a publicly traded company.

          James F. Seifert, one of our directors since 1991, has been chairman
          ----------------
and chief executive officer of James F. Seifert & Sons LLC since 1993. Mr. Seifert was previously chairman and chief executive officer of Grafton Group, Inc., doing business as Seifert's, a women's apparel chain that operated up to 234 stores. James F. Seifert & Sons LLC has acquired approximately 50 of those stores. Mr. Seifert received his bachelor of science degree in commerce from the University of North Dakota in 1950. He is a former president of the University of North Dakota Foundation.

          Ronald J. Bach, one of our directors since 1992, is a certified public
          --------------
accountant who was employed continuously by the firm of Deloitte and Touche from 1955 until his retirement in 1991 at which time he was partner in charge of its Bloomington, Minnesota office. He holds a degree in accounting from the University of Minnesota, and serves as a director of a number of privately held companies in which he has an ownership interest.

          Donald L. Sturtevant was elected as one of our directors in 1996.
          --------------------
Since 1996, he has also been the chief operating officer and a director of St. Croix Medical, Inc., a medical implantable hearing systems company. He was president and chief executive officer of MediVators, Inc. from 1991 through 1996. Previously, he held the positions of CEO and chairman of the board of BallistiVet, Inc., from 1988 through 1990. From 1985 through 1987 Mr. Sturtevant was vice president of Alpha Business Group, Inc., a medical venture management group which he co-founded. From 1972 to 1985 Mr. Sturtevant held various positions at Medtronic, Inc., including vice president and general manager of the instrument division. Mr. Sturtevant received a bachelor of science degree in business administration from the University of Minnesota in 1966 and is a 1975 graduate of Northwestern University's International Management Program in Bergenstock, Switzerland.

          Carolyn R. Van Eeckhout, one of our founders, serves as vice president
          -----------------------
of ACT Teleconferencing Services, Inc., a wholly owned subsidiary, and as one of our directors since 1991. She has been employed with us since our inception. From 1985 to 1989, she was a self-employed consultant to various health professionals and the Denver Public School District. She received her bachelor's degree in education from Pennsylvania State University.

          Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife.

          Gene Warren, our managing director of ACT Teleconferencing Services,
          -----------
Inc. since 1997, joined us in August 1996. From 1993 to 1996, Mr. Warren was senior vice president of business development, operations, and technology at ITC Multimedia Conferencing. Mr. Warren came to us with over 20 years of executive and technical experience in telecommunications. He has served as senior vice president in charge of business development, operations and technology at Global Access; director of technical services for ConferTech International; and senior director of technical support for MCI. Mr. Warren received a bachelor of science degree in physics and mathematics from Atlanta University in 1975. He also holds a master's degree in business administration from Regis College.

          David L. Holden has been the Managing director of ACT
          ---------------
Teleconferencing, Limited since 1992. Immediately before joining us, he was employed for seven years with British Telecom as general manager of its audio teleconferencing service business in London. Mr. Holden received a bachelor of science degree in business administration from the University of Wales.

          Gavin J. Thomson, our vice president, chief financial and planning
          ----------------
officer, secretary, and treasurer, joined us in February 1997. From 1994 to 1996, Mr. Thomson served as managing director of TEK Electronics, a consumer electronics company based in Johannesburg, South Africa. Before holding that position he was the chief financial officer of TEK Electronics for a period of four years, then one of the largest consumer appliance companies in South Africa. He is a chartered accountant (South Africa) and received his bachelor's and post-graduate degrees in accounting from Natal University, South Africa; earned his master's degree in business administration from the University of Denver and completed the Stanford Business School Advanced Management College.

          Charles T. Stout held the position of our treasurer from 1991 until
          ----------------
1996, at which time he was appointed vice president of finance for US operations, assistant secretary and assistant treasurer. From 1985 to 1990, Mr. Stout was vice president of finance for ConferTech International, Inc., an audio teleconferencing service and manufacturing company. From 1991 to 1992, Mr. Stout held an accounting management position with Capital Associates International, Inc., and from 1992 to 1995, the Resolution Trust Corporation engaged Mr. Stout as an accountant. He holds a bachelor's degree and a master's degree in accounting and management science from the University of Colorado.

                           BOARD OF DIRECTOR MEETINGS

          Our management is under the direction of the board of directors. Meetings are held periodically, but no less frequently than quarterly, and are usually conducted by audio teleconference. directors are elected in classes of two members each for three-year terms for a total of six directors. Our board of directors is presently composed of five individuals and has one vacancy. Our board of directors held nine meetings during 1998. No director attended less than 75% of the board of director meetings or less than 75% of committee meetings on which the director served.

                          BOARD OF DIRECTOR COMMITTEES

          Our board of directors has a standing audit committee and a standing personnel and compensation committee, which also serves as a nominating committee. The audit committee is responsible for the selection and evaluation of performance of the Company's outside accountants. The personnel and compensation committee has the following responsibilities: (1) review executive performance and compensation; (2) manage stock option grants; and (3) nominate board members. The audit committee is composed of Ronald Bach as chair, with James Seifert and Donald Sturtevant as members. The personnel and compensation committee is composed of James Seifert as chair, with Ronald Bach and Donald Sturtevant as members. Each of these committees held two meetings during 1998. The personnel and compensation committee will consider nominees to the board of directors recommended by our shareholders. A shareholder desiring to submit a recommendation should send it in a letter addressed to James Seifert at our address.

          Our executive officers are elected by, and serve at the pleasure of our board of directors. None of the officers or directors are parties to any non-competition agreements, nondisclosure agreements, or other restrictions on their employment with us as the result of their prior employment or other relationship with prior employers, including our competitors in the services segment or the equipment segment of the teleconferencing industry.

                              CERTAIN TRANSACTIONS

Issuance of Shares

          On December 31, 1998, we initiated a private offering of units, each comprised of one share of common stock and one warrant to purchase one share of common stock. The units were offered at $5.50 each, which was the average closing price of our common stock on the Nasdaq SmallCap Market for the preceding 10 trading days. The warrants are exercisable at $7.00 and expire December 31, 2003. The shares and the shares underlying the warrants entitle the holder to piggyback registration rights from June 30, 1999, through December 31, 2003. The following directors, officers and directors of subsidiary companies participated:

                                           shares           warrants
                                           ------           --------
Gerald and Carolyn Van Eeckhout            16,000            16,000
James Seifert                              18,000            18,000
Thierry Bignet                                500               500
Robert Aubry                                2,000             2,000
Peter Meijer                                  200               200
Peter Eeles                                   500               500

      Additionally, Bill Seifert, brother of director James Seifert, participated in the private offering and purchased 18,181 units at $5.50 each for $100,000.

      In terms of the employee stock purchase plan, 2,128 shares were issued to our following officers:

                                  shares
                                  ------
Gavin Thomson                       896
Gene Warren                       1,232

Options and warrants

      Various officers, directors, and subsidiary officers and shareholders have been granted options and warrants to purchase shares of our common stock. See Executive Compensation -- Stock Options.

                             EXECUTIVE COMPENSATION

      The following table sets forth information regarding compensation we paid for services rendered for the fiscal years ended December 31, 1996; December 31, 1997; and December 31, 1998; to Gerald D. Van Eeckhout. The table also sets forth compensation for 1997 and 1998 for Gene Warren and David Holden and for 1998 for Gavin Thomson, Iain McKeracher, and Thierry Bignet. No other executive officer besides the above were paid cash compensation in excess of $100,000 during any of these three years. All amounts are in US dollars.

                                                                               long-term
                                fiscal        annual compensation            compensation             total cash
           name                  year        salary          bonus           stock options            compensation
           ----                  ----        ------          -----           -------------            ------------
Gerald D. Van Eeckhout           1998       $120,000        $87,752            50,000/(2)/            $  207,752/(1)/
                                 1997       $120,000        $54,816                                   $  188,787/(1)/
                                 1996       $ 77,800        $33,997           150,000/(2)/            $  125,768/(1)/
Gene Warren                      1998       $120,000        $43,342                                   $  160,342
                                 1997       $ 96,081        $39,835           100,000/(3)/            $  135,916
David Holden                     1998       $106,000        $20,343                                   $  126,343
                                 1997       $ 80,000        $51,320            60,000/(4)/            $  131,320
Gavin Thomson                    1998       $120,000        $ 3,616           100,000/(5)/            $  123,616
Iain McKeracher                  1998       $116,000              -                 -                 $  116,000
Thierry Bignet                   1998       $120,000        $ 4,898            50,000/(6)/            $  124,898

/(1)/ Includes an annual disability insurance policy premium of $1,971 per year and a split-dollar life insurance policy premium of $12,000 per year.

/(2)/ Granted on November 1, 1996 at an exercise price of $3.025 per share.
      Includes options to purchase 50,000 shares of common stock granted under the 1991 stock option plan; options to purchase 100,000 shares of common stock granted under the 1996 stock option plan at an exercise price of $3.025; and 50,000 shares granted on December 22, 1998 at an exercise price of $6.05.

/(3)/ 50,000 options granted on November 1, 1996 at an exercise price of $2.75 per share; 25,000 options to purchase common stock granted on June 18, 1997 at $5.00 per share; and 25,000 options to purchase common stock granted on December 30, 1997 at $6.00 per share.

/(4)/ Includes 45,000 options to purchase common stock granted on July 1, 1996 at an exercise price of $3.00 per share; 4,500 options to purchase common stock granted on December 30, 1997 at $6.00 per share; and 10,500 options to purchase stock at $9.00 per share granted on July 1, 1998.

/(5)/ Includes 50,000 options granted on February 15, 1997 at $3.00 per share;
      25,000 options granted on June 18, 1997 at $5.00 per share; and 25,000 options granted on December 30, 1997 at $6.00 per share.

/(6)/ Includes 50,000 options granted on December 30, 1997 at $6.00 per share.

Directors' fees

     We have adopted a compensation plan for our directors which will provide for payment of directors' fees in the form of stock options or stock grants. In 1997 and 1998, we made grants of options totaling 15,000 shares each to its three non-employee directors at a weighted average of $6.42 per share, vesting one year from date of grant, expiring ten years from date of grant.

Key employee insurance

     We maintain a key-employee life insurance policy on the life of Mr. Van Eeckhout, in the amount of $500,000, which is payable to us. The intended purpose of this policy is to assist us in replacing Mr. Van Eeckhout and in making other adjustments in operations if he dies. Our United Kingdom subsidiary holds life insurance policies on the life of Mr. Holden in the amount of (Pounds)1,090,000, the proceeds of which are payable to the subsidiary if he dies for the purpose of recruiting a successor, liquidating a portion of Mr. Holden's estate's ownership of 40% of the subsidiary's shares, and other adjustments to operations. We have the option to repurchase Mr. Holden's shares upon his death or disability.

Key employee agreements

     Our board has adopted key employee agreements with Gerald D. Van Eeckhout, Gene Warren, and Gavin J. Thomson. If any entity that is not our affiliate takes control of us, the takeover triggers the key employee agreements. The key employee agreement provides that the key employee is entitled to a three year employment agreement at the key employee's regular salary and bonus. If the key employee is dismissed without cause or leaves for a good reason as defined under the agreement, the key employee is entitled to three years' salary and a bonus that is determined according to a formula and is less than three times the employee's average compensation for the last five years, the maximum amounts the IRS permits for these payments.

     Officers receive salaries agreed upon by the officer and the board and are eligible for performance incentives determined from time to time by the board.

     Our United Kingdom subsidiary has a service agreement with its managing director, Mr. Holden, which may be terminated by the employer or employee on six months' notice. Under this agreement, Mr. Holden receives a base salary, currently (Pounds)85,000 (US $140,000) per year, and a performance-related bonus as determined by the subsidiary's board from time to time.

     Our Multimedia Teleconferencing and Solutions Limited, MaTS, subsidiary has service agreements with two executive directors: (1) Finlay Malcom Anthony John
(Iain) McKeracher, and (2) Sarah Jane Stacey, which may each be terminated by the employer or employee on twelve months' notice. The base salary for Mr. McKeracher is (Pounds)70,000 (US$ 112,000) and (Pounds)36,500 (US$ 58,400) for
Ms. Stacey. Performance related bonuses are determined by our subsidiary's board from time to time.

     Our Australian subsidiary, ACT Teleconferencing (Pty.) Limited, has a service agreement with its managing director, Peter Eeles, which may be terminated by the employer or employee on six months' notice. Base salary for Mr. Eeles is currently AU$115,000 (US$ 80,000). A performance related bonus may be determined by this subsidiary's board from time to time.

Stock options

     During 1998 and 1999, we granted the following stock options to directors and officers as well as officers of subsidiary companies:


                                                                                               weighted average
name                        position                                         number                  price
----                        --------                                         ------                  -----
Gerald D. Van Eeckhout      chairman & CEO                                   50,000                  $6.05
Ronald J. Bach              director                                         15,000                  $6.42
James F. Seifert            director                                         15,000                  $6.42
Donald L. Sturtevant        director                                         15,000                  $6.42
Gene Warren                 managing director, US operations                 50,000                  $5.50
Gavin J. Thomson            chief financial and planning officer             50,000                  $5.50
Thierry Bignet              managing director, Europe                        50,000                  $6.00
David Holden                managing director, UK operations                 60,000                  $4.28
Peter Meijer                managing director, Netherlands                   10,000                  $6.00
Robert Aubry                managing director, Canada                        20,000                  $5.50
Peter Eeles                 managing director, Australia                     12,000                  $9.00

     During 1997, the total increase in stock options granted, net of forfeiture and exercise, amounted to 172,037, thereby increasing the total number of stock options granted and outstanding at the end of the year to 902,437.

Stock grants

     Our board adopted the stock plan of 1999 and authorized the grant of the following shares of our common stock to the following officers:

name                          shares
----                          ------
Gavin Thomson                  5,000
Gene Warren                   10,000
Peter Eeles                    5,000
Thierry Bignet                 5,000

     The stock plan of 1999 is nonstatutory and nonqualified. The stock granted to the officers vests immediately but must be forfeited if after three years our stock's average closing price on public markets is not at least $20.00 per share during any ten day period during the first calendar quarter of year 2002. Our personnel and compensation committee has discretion to waive the above requirements if the purpose of the plan has been met, and the officers have substantially complied with its terms. The committee also has authority to determine the disposition of any forfeited shares. The fair market value of the stock granted to the officers may be elected to be treated as income in 1999.
We will offer a cash bonus to assist them in their payment of tax liabilities associated with the stock grant should they so elect.

                               VOTING PROCEDURES

     With regard to the nominated directors, a majority vote of shareholders is required to elect these individuals as directors. Cumulative voting is not allowed.

     Votes will be tallied manually at the meeting. Formal abstentions will count for purposes of forming a quorum of the shareholders, but will not count toward a majority vote.

     Your vote is very important to us. If you will not be able to attend the annual meeting, please take a moment to fill out the enclosed proxy and mail it to us in the enclosed envelope.

                                     PROXY
                                     -----

                          ACT Teleconferencing,  Inc.
                         Annual Meeting of Shareholders
                                 June 17, 1999

          This proxy is solicited on behalf of the board of directors.

     The undersigned shareholder of ACT Teleconferencing, Inc. (the "Company") hereby acknowledges receipt of the proxy statement and notice of annual meeting, each dated May 17, 1999, and hereby appoints Ronald J. Bach and Gavin J. Thomson as proxies and attorney-in-fact, each with the full power of substitution, on behalf and in the name of the undersigned, to vote all the shares of common stock, no par value, of ACT Teleconferencing, Inc., held of record by the undersigned as of May 6, 1999, at the annual meeting of shareholders to be held on June 17, 1999 at the Denver Marriott West Hotel located at 1717 Denver West Boulevard, Golden, Colorado, 80401, United States, international telephone: +1-303-279-9100 and facsimile: +1-303-279-6196, and at any postponement or adjournment of the annual meeting.

     Any shareholder completing this proxy that fails to mark one of the boxes for the proposal will be deemed to have given the proxy holders complete discretion in voting his, her, or its shares on the proposal at the annual
meeting.   If no mark is made, this proxy will be voted FOR each proposal.  If a box is marked, your shares shall be voted  according to your instructions.

     The board of directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals.

     A. Election of Carolyn Van Eeckhout as a class I director to serve until the 2002 annual meeting of shareholders or until her successor is elected and qualified.

          [ ] For           [ ] Withhold Authority

     B. Election of Donald L. Sturtevant as a class I director to serve until the 2002 annual meeting of shareholders or until his successor is elected and qualified.

          [ ] For           [ ] Withhold Authority

     C. Ratification of the appointment of Ernst & Young LLP as our independent accountants for the year ending December 31, 1999.

          [ ] For           [ ] Withhold Authority

     D. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the annual meeting and any postponement or adjournment of the annual meeting.

          [ ] For           [ ] Against            [ ] Abstain

     Please sign exactly as your name appears on your stock certificate. If shares are held by joint tenants, both should sign personally. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or another fiduciary capacity, please give your full title. If signing on behalf of a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Date Signed: ____________________, 1999


                                      ---------------------------------------
                                      Number of Shares Owned



                                      ---------------------------------------
                                      Print Name(s) of shareholder(s)



                                      ---------------------------------------
                                      Signature (all joint tenants must sign)



                                      ---------------------------------------
                                      Signature of joint tenant (if applicable)



                                      ---------------------------------------
                                      Title (if applicable)